Exhibit 99.1

April 21, 2022

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	VP Finance and Controller
(206) 392-5908

Alaska Air Group reports first quarter 2022 results

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for its first quarter ending March 31, 2022 and provided outlook for the second quarter ending June 30, 2022.

"Alaska has a proven track record and a resilient business model that delivers in good times and through challenging ones. We are on course to deliver 6% to 9% adjusted pre-tax margins in 2022, as we recently announced at our investor day," said CEO Ben Minicucci. "March results were particularly strong, marked by our highest cash sales month in history and revenues that exceeded 2019 levels for the first time since the pandemic began. Our people are working hard to get our airline back to its pre-COVID size and to return to growth from there, all while delivering the operational excellence that we’re known for. It’s an honor to have our company’s hard work recognized by Air Transport World as the 2022 Global Airline of the Year."

Financial Results:
•Reported net loss for the first quarter of 2022 under Generally Accepted Accounting Principles (GAAP) of $143 million, or $1.14 per share, compared to a net loss of $131 million, or $1.05 per share in the first quarter of 2021.
•Reported net loss for the first quarter of 2022, excluding special items and mark-to-market fuel hedge accounting adjustments, of $167 million, or $1.33 per share, compared to a net loss, excluding special items and mark-to-market fuel hedge accounting adjustments, of $436 million or $3.51 per share, in the first quarter of 2021.
•Generated $287 million in operating cash flow for the first quarter, driven by increased advance bookings as both leisure and business demand for air travel continue to recover.
•Held $2.9 billion in unrestricted cash and marketable securities as of March 31, 2022.
•Ended the quarter with a debt-to-capitalization ratio of 50%, within our target range of 40% to 50%.

Operational Updates:
•Announced plans to accelerate the transition of Alaska's mainline fleet to all-Boeing and introduced new plans to transition Horizon's regional fleet to all-Embraer jets by the end of 2023. This transition is expected to drive significant economic benefits through cost savings, operational simplicity and better fuel efficiency.
•Extended the co-branded Mileage Plan credit card agreement with Bank of America through 2030, providing expanded guest benefits and accelerating Alaska's strategic growth plans in the West Coast.
•Modified the Boeing aircraft order to include six firm and 41 option 737-10 aircraft and 10 firm 737-8 aircraft. The new mix of aircraft types provides an optimal fleet for our network and anticipated growth.
•Announced plans to renovate and expand Alaska lounges in Seattle and Portland to provide additional capacity and enhanced amenities, with both expected to open by 2026.

•Received nine Boeing 737-9 aircraft, bringing the total number of 737-9s in our fleet to 20.
•Added Air Tahiti Nui as a new global Mileage Plan partner, allowing our guests to earn miles flying nonstop between Seattle or Los Angeles and French Polynesia.
•Expanded codeshare agreement with Finnair, bringing total codeshare growth to more than 250 routes since Alaska's entrance into the oneworld alliance in 2021.

Recognition and Awards:
•Awarded the 2022 Airline of the Year by Air Transport World, given to an airline each year in recognition of outstanding performance, innovation and superior service.
•Named to the TIME100 Most Influential Companies list, highlighting Alaska's commitment to make meaningful changes in the climate impact of aviation.

Environmental, Social and Governance Updates:
•Announced Patricia Bedient as the next chair of Alaska Air Group’s Board of Directors, replacing Brad Tilden effective May 5, 2022.
•Launched the Ascend Pilot Academy in partnership with Hillsboro Aero Academy, providing aspiring pilots a simpler and more financially accessible path to become a commercial pilot at Horizon and Alaska.
•Alongside other oneworld partners, signed two offtake agreements to procure sustainable aviation fuel for California operations, beginning in 2024.

The following table reconciles the Company's reported GAAP net loss per share (EPS) for the three months ended March 31, 2022 and 2021 to adjusted amounts.

	Three Months Ended March 31,
	2022		2021
(in millions, except per-share amounts)	Dollars	EPS	Dollars	EPS
GAAP net loss per share	$(143)	$(1.14)	$(131)	$(1.05)
Payroll Support Program grant wage offset	—	—	(411)	(3.31)
Mark-to-market fuel hedge adjustments	(107)	(0.85)	(22)	(0.18)
Special items - fleet transition and related charges(a)	75	0.60	18	0.14
Special items - restructuring charges(b)	—	—	11	0.09
Income tax effect of reconciling items above	8	0.06	99	0.80
Non-GAAP adjusted net loss per share	$(167)	$(1.33)	$(436)	$(3.51)
(a) Special items - fleet transition and related charges in the three months ended March 31, 2022 are primarily comprised of impairment charges associated on the Q400 fleet that will be retired from the operating service by the end of 2023.
(b) Special items - restructuring charges in the three months ended March 31, 2021 represent adjustments to total estimated cost for pilot incentive leaves as a result of updated recall timing from what was previously anticipated due to schedule changes, training limitations and other factors.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the first quarter results will be streamed online at 8:30 a.m. PDT on April 21, 2022. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
Second Quarter and Full Year 2022 Outlook

Q2 Expectation(a)
Capacity (ASMs) % change versus 2019(a)	Down 6% to 9%
Revenue passengers % change versus 2019(a)	Down 10% to 12%
Passenger load factor	85% to 88%
Total revenue % change versus 2019(a)	Up 5% to 8%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2019(a)	Up 16% to 19%
Economic fuel cost per gallon	$3.25 to $3.30
Non-operating expense	$7 million to $9 million
Adjusted tax rate	~24% to 25%
(a) Due to the unusual nature of 2021 and 2020, all 2022 comparisons are versus the second quarter of 2019.

We recently reduced Q2 scheduled capacity in response to shortfalls in throughput from our pilot training department versus what was originally planned. For this reason, coupled with our commitment to exit the Airbus A320 fleet on an accelerated timeline, as well as persistent high oil prices, we have reduced our planned capacity growth modestly as compared to previous expectations.

For these reasons, we've also reduced our full year 2022 capacity expectations from up 1% to 3% versus 2019, to flat to down 3% versus 2019. As a direct result of the reduction in full year capacity expectations, we expect full year 2022 CASMex to be up 6% to 8% compared to our prior expectation of up 3% to 5%. We continue to expect full year 2022 adjusted pre-tax margins between 6% and 9%.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica, and Mexico. The airline emphasizes Next-Level Care for its guests, along with providing low fares, award-winning customer service, and sustainability efforts. Alaska is a member of the oneworld global alliance. With the alliance and the airline's additional partners, guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at newsroom.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions, except per share amounts)	2022	2021		Change
Operating Revenues
Passenger revenue	$1,511	$659		129%
Mileage Plan other revenue	112	94		19%
Cargo and other	58	44		32%
Total Operating Revenues	1,681	797		111%

Operating Expenses
Wages and benefits	606	493		23%
Variable incentive pay	36	33		9%
Payroll Support Program grant wage offset	—	(411)		NM
Aircraft fuel, including hedging gains and losses	347	203		71%
Aircraft maintenance	135	81		67%
Aircraft rent	73	62		18%
Landing fees and other rentals	138	129		7%
Contracted services	78	51		53%
Selling expenses	58	33		76%
Depreciation and amortization	102	97		5%
Food and beverage service	41	23		78%
Third-party regional carrier expense	42	30		40%
Other	152	105		45%
Special items - fleet transition and related charges	75	18		NM
Special items - restructuring charges	—	11	.	NM
Total Operating Expenses	1,883	958		97%
Operating Loss	(202)	(161)		25%
Non-operating Income (Expense)
Interest income	7	7		—%
Interest expense	(27)	(32)		(16)%
Interest capitalized	2	3		(33)%
Other - net	14	10		40%
Total Non-operating Expense	(4)	(12)		(67)%
Loss Before Income Tax	(206)	(173)
Income tax benefit	(63)	(42)
Net Loss	$(143)	$(131)

Basic Loss Per Share	$(1.14)	$(1.05)
Diluted Loss Per Share	$(1.14)	$(1.05)

Shares used for computation:
Basic	125.984	124.299
Diluted	125.984	124.299

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$628	$470
Marketable securities	2,262	2,646
Total cash and marketable securities	2,890	3,116
Receivables - net	658	546
Inventories and supplies - net	78	62
Prepaid expenses and other current assets	348	196
Total Current Assets	3,974	3,920

Property and Equipment
Aircraft and other flight equipment	8,244	8,127
Other property and equipment	1,529	1,489
Deposits for future flight equipment	283	384
	10,056	10,000
Less accumulated depreciation and amortization	3,814	3,862
Total Property and Equipment - Net	6,242	6,138

Other Assets
Operating lease assets	1,541	1,453
Goodwill and intangible assets	2,042	2,044
Other noncurrent assets	411	396
Other Assets	3,994	3,893

Total Assets	$14,210	$13,951

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	March 31, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$299	$200
Accrued wages, vacation and payroll taxes	367	457
Air traffic liability	1,643	1,163
Other accrued liabilities	659	625
Deferred revenue	1,038	912
Current portion of operating lease liabilities	272	268
Current portion of long-term debt	292	366
Total Current Liabilities	4,570	3,991

Long-Term Debt, Net of Current Portion	2,078	2,173

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,357	1,279
Deferred income taxes	509	578
Deferred revenue	1,394	1,446
Obligation for pension and postretirement medical benefits	302	305
Other liabilities	363	378
Total Noncurrent Liabilities	3,925	3,986

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2022 - 135,437,808 shares; 2021 - 135,255,808 shares, Outstanding: 2022 - 126,087,864 shares; 2021 - 125,905,864 shares	1	1
Capital in excess of par value	503	494
Treasury stock (common), at cost: 2022 - 9,349,944 shares; 2021 - 9,349,944 shares	(674)	(674)
Accumulated other comprehensive loss	(292)	(262)
Retained earnings	4,099	4,242
	3,637	3,801
Total Liabilities and Shareholders' Equity	$14,210	$13,951

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(143)	$(131)
Non-cash reconciling items	182	137
Changes in working capital	248	161
Net cash provided by operating activities	287	167

Cash Flows from Investing Activities:
Property and equipment additions	(288)	(27)
Other investing activities	327	(516)
Net cash provided by (used in) investing activities	39	(543)

Cash Flows from Financing Activities:	(168)	82

Net increase (decrease) in cash and cash equivalents	158	(294)
Cash, cash equivalents, and restricted cash at beginning of period	494	1,386
Cash, cash equivalents, and restricted cash at end of the period	$652	$1,092

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2022	2021	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	8,694	4,666	86.3%
RPMs (000,000) "traffic"	10,586	5,393	96.3%
ASMs (000,000) "capacity"	13,783	10,397	32.6%
Load factor	76.8%	51.9%	24.9 pts
Yield	14.27¢	12.22¢	16.8%
RASM	12.20¢	7.67¢	59.1%
CASMex(b)	10.61¢	10.93¢	(2.9)%
Economic fuel cost per gallon(b)	$2.62	$1.79	46.4%
Fuel gallons (000,000)	173	126	37.3%
ASMs per gallon	79.9	82.4	(3.0)%
Average full-time equivalent employees (FTEs)	21,582	17,140	25.9%
Mainline Operating Statistics:
Revenue passengers (000)	6,566	3,151	108.4%
RPMs (000,000) "traffic"	9,512	4,589	107.3%
ASMs (000,000) "capacity"	12,387	8,853	39.9%
Load factor	76.8%	51.8%	25.0 pts
Yield	13.06¢	11.02¢	18.5%
RASM	11.30¢	7.11¢	58.9%
CASMex(b)	9.64¢	10.08¢	(4.4)%
Economic fuel cost per gallon(b)	$2.61	$1.77	47.5%
Fuel gallons (000,000)	146	98	49.0%
ASMs per gallon	85.0	90.3	(5.9)%
Average number of FTEs	16,336	12,473	31.0%
Aircraft utilization	9.5	8.5	11.8%
Average aircraft stage length	1,334	1,303	2.4
Operating fleet(d)	225	201	24 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,128	1,515	40.5%
RPMs (000,000) "traffic"	1,075	804	33.7%
ASMs (000,000) "capacity"	1,396	1,544	(9.6)%
Load factor	77.0%	52.1%	24.9 pts
Yield	24.96¢	19.04¢	31.1%
RASM	20.04¢	10.84¢	84.9%
Operating fleet	98	94	4 a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2021 and 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2022 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2022 Compared to 2019 (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2022	2019		Change
Passenger revenue	$1,511	$1,716		(12)%
Mileage plan other revenue	112	110		2%
Cargo and other	58	50		16%
Total operating revenues	$1,681	$1,876		(10)%

Operating expense, excluding fuel and special items	$1,461	$1,405		4%
Aircraft fuel, including hedging gains and losses	347	420		(17)%
Special items	75	26		NM
Total operating expenses	$1,883	$1,851		2%

Total non-operating expense	(4)	(19)		(79)%
Income (loss) before income tax	$(206)	$6		NM

Consolidated Operating Statistics:
Revenue passengers (000)	8,694	10,417		(17)%
RPMs (000,000) "traffic"	10,586	12,449		(15)%
ASMs (000,000) "capacity"	13,783	15,508		(11)%
Load Factor	76.8%	80.3%	(3.5)	pts
Yield	14.27¢	13.78¢		4%
RASM	12.20¢	12.10¢		1%
CASMex	10.61¢	9.06¢		17%
FTEs	21,582	21,832		(1)%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,243	$268	$—	$—	$1,511	$—	$1,511
CPA revenues	—	—	94	(94)	—	—	—
Mileage Plan other revenue	100	12	—	—	112	—	112
Cargo and other	57	—	—	1	58	—	58
Total Operating Revenues	1,400	280	94	(93)	1,681	—	1,681
Operating Expenses
Operating expenses, excluding fuel	1,194	262	99	(94)	1,461	75	1,536
Economic Fuel	381	73	—	—	454	(107)	347
Total Operating Expenses	1,575	335	99	(94)	1,915	(32)	1,883
Non-operating Income (Expense)	1	—	(5)	—	(4)	—	(4)
Income (Loss) Before Income Tax	$(174)	$(55)	$(10)	$1	$(238)	$32	$(206)
Pre-tax Margin					(14.2)%		(12.3)%

	Three Months Ended March 31, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$506	$153	$—	$—	$659	$—	$659
CPA revenues	—	—	104	(104)	—	—	—
Mileage Plan other revenue	80	14	—	—	94	—	94
Cargo and other	44	—	—	—	44	—	44
Total Operating Revenues	630	167	104	(104)	797	—	797
Operating Expenses
Operating expenses, excluding fuel	893	265	88	(109)	1,137	(382)	755
Economic Fuel	174	52	—	(1)	225	(22)	203
Total Operating Expenses	1,067	317	88	(110)	1,362	(404)	958
Non-operating Income (Expense)	(7)	—	(5)	—	(12)	—	(12)
Income (Loss) Before Income Tax	$(444)	$(150)	$11	$6	$(577)	$404	$(173)
Pre-tax Margin					(72.4)%		(21.7)%
(a) Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b) The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c) Includes Payroll Support Program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
(in cents)	2022		2021
Consolidated:
CASM	13.66	¢	9.21	¢
Less the following components:
Payroll Support Program wage offset (benefit)	—		(3.95)
Aircraft fuel, including hedging gains and losses	2.51		1.95
Special items - fleet transition and related charges(a)	0.54		0.17
Special items - restructuring charges(b)	—		0.11
CASM excluding fuel and special items	10.61	¢	10.93	¢

Mainline:
CASM	11.89	¢	8.07	¢
Less the following components:
Payroll Support Program wage offset (benefit)	—		(4.06)
Aircraft fuel, including hedging gains and losses	2.21		1.72
Special items - fleet transition and related charges(a)	0.04		0.20
Special items - restructuring charges(b)	—		0.13
CASM excluding fuel and special items	9.64	¢	10.08	¢
(a) Special items - fleet transition and related charges in the three months ended March 31, 2022 are comprised of impairment charges associated with Q400 aircraft that will be retired from the fleet by the end of 2023.
(b) Special items - restructuring charges in the three months ended March 31, 2021 represent adjustments to total estimated cost for pilot incentive leaves as a result of updated recall timing from what was previously anticipated due to schedule changes, training limitations and other factors.

Fuel Reconciliation
	Three Months Ended March 31,
	2022		2021
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$504	$2.91	$222	$1.77
Losses (gains) on settled hedges	(50)	(0.29)	3	0.02
Consolidated economic fuel expense	454	2.62	225	1.79
Mark-to-market fuel hedge adjustment	(107)	(0.62)	(22)	(0.18)
GAAP fuel expense	$347	$2.00	$203	$1.61
Fuel gallons		173		126

Debt-to-capitalization, including operating leases
(in millions)	March 31, 2022	December 31, 2021
Long-term debt, net of current portion	$2,078	$2,173
Long-term and current capitalized operating leases	1,629	1,547
Adjusted debt, net of current portion of long-term debt	3,707	3,720
Shareholders' equity	3,637	3,801
Total Invested Capital	$7,344	$7,521

Debt-to-capitalization ratio, including operating leases	50%	49%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent and special items
(in millions)	March 31, 2022	December 31, 2021
Current portion of long-term debt	$292	$366
Current portion of operating lease liabilities	272	268
Long-term debt	2,078	2,173
Long-term operating lease liabilities, net of current portion	1,357	1,279
Total adjusted debt	3,999	4,086
Less: Total cash and marketable securities	(2,890)	(3,116)
Adjusted net debt	$1,109	$970

(in millions)	Twelve Months Ended March 31, 2022	Twelve Months Ended December 31, 2021
GAAP Operating Income (Loss)(a)	$644	$685
Adjusted for:
Payroll Support Program grant wage offset and special items	(468)	(925)
Mark-to-market fuel hedge adjustments	(132)	(47)
Depreciation and amortization	399	394
Aircraft rent	265	254
EBITDAR	$708	$361
Adjusted net debt to EBITDAR	1.6x	2.7x
(a)Operating income (loss) can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including Payroll Support Program wage offset, fleet transition and related charges, and restructuring charges) from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as Payroll Support Program wage offset, fleet transition and related charges, and restructuring charges, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile